EXHIBIT 11

SELECTIVE INSURANCE GROUP, INC. AND CONSOLIDATED SUBSIDIARIES

COMPUTATION OF EARNINGS PER SHARE

Nine months ended September 30, 2005 and 2004

2005	Income	Shares	Per Share
(in thousands, except per share amounts)	(Numerator)	(Denominator)	Amount
Basic EPS:
Net income before cumulative effect of change
in accounting principle	$106,960	27,176	$3.93
Cumulative effect of change in accounting principle	495	27,176	0.02
Net income available to common stockholders	107,455	27,176	3.95
Effect of dilutive securities:
Restricted stock	-	538
Convertible debt	2,436	4,071
Stock options	-	358
Deferred shares	-	92
Diluted EPS:
Net income before cumulative effect of change
in accounting principle	109,396	32,235	3.39
Cumulative effect of change in accounting principle	495	32,235	0.02
Net Income available to common stockholders
and assumed conversions	$109,891	32,235	$3.41

2004	Income	Shares	Per Share
(in thousands, except per share amounts)	(Numerator)	(Denominator)	Amount
Basic EPS:
Net income available to common stockholders	$84,730	26,695	$3.17
Effect of dilutive securities:
Restricted stock	-	991
Convertible debt	2,448	4,110
Stock options	-	431
Deferred shares	-	113
Diluted EPS:
Net Income available to common stockholders
and assumed conversions	$87,178	32,340	$2.70

EXHIBIT 11

SELECTIVE INSURANCE GROUP, INC. AND CONSOLIDATED SUBSIDIARIES

COMPUTATION OF EARNINGS PER SHARE

Quarter ended September 30, 2005 and 2004

2005	Income	Shares	Per Share
(in thousands, except per share amounts)	(Numerator)	(Denominator)	Amount
Basic EPS:
Net income available to common stockholders	$39,277	27,173	$1.45
Effect of dilutive securities:
Restricted stock	-	469
Convertible debt	812	4,068
Stock options	-	335
Deferred shares	-	86
Diluted EPS:
Net Income available to common stockholders
and assumed conversions	$40,089	32,131	$1.25

2004	Income	Shares	Per Share
(in thousands, except per share amounts)	(Numerator)	(Denominator)	Amount
Basic EPS:
Net income available to common stockholders	$28,328	26,779	$1.05
Effect of dilutive securities:
Restricted stock	-	1,006
Convertible debt	818	4,104
Stock options	-	409
Deferred shares	-	100
Diluted EPS:
Net Income available to common stockholders
and assumed conversions	$29,146	32,398	$0.90